ARTICLES OF MERGER
                            by and between
       NEW CENTURY RESOURCES CORPORATION (a Utah corporation)
                                and
     NEW CENTURY RESOURCES CORPORATION (a Nevada corporation)

Pursuant to the provisions of Section 78.458 of the Nevada Revised Statutes, the undersigned domestic and foreign corporations adopt the following
Articles of Merger for the purpose of merging them into one such corporations:

FIRST:     The names of the undersigned corporations and the states under the laws of which they are respectively organized are:

          New Century Resources Corporation     Utah
          New Century Resources Corporation     Nevada

SECOND:     The laws of the state under which the     foreign
corporation is organized  permit such a merger.
THIRD:     The name of the surviving corporation is New Century Resources
Corporation, and is to be governed under the laws of the State of Nevada.

FOURTH:     The following Plan of Merger was adopted by the respective
Boards of Directors of each of the corporate parties in accordance with the laws of the State under which they are incorporated.

FIFTH:          The following Plan of Merger does not require the approval of the shareholders of the undersigned domestic corporation as the undersigned domestic corporation has no shares issued and outstanding; the following Plan of Merger was duly adopted by the shareholders of the foreign corporation in the manner prescribed by the laws of the State under which it is organized, namely the State of Utah.

SIXTH:     As to the undersigned corporations, the total number of shares outstanding and the designation and number of outstanding shares entitled to -vote on the Plan of Merger, which in the case of each of the undersigned corporations consists of only one class of stock outstanding, that being Common Voting Stock are:

Name of corporation                          No. of outstanding       shares
New Century Resources Corporation - Utah     10,501,724               common
New Century Resources Corporation - Nevada     -0-

Each of the above referenced corporations also has a class of preferred stock which is authorized but unissued as of the date of this Plan.

SEVENTH:     As to each of the undersigned corporations, the total number of shares voted for and against such Plan, respectively, which in each case consists of only one class, that being common voting shares, are as follows:

Name of Corporation                               total for        total
against
New Century Resources Corporation - Utah -        8,374,034             0
New Century Resources Corporation - Nevada -         No shares outstanding-

Pursuant to a Special Meeting of Shareholders held on the 21st day of January, 1994, Pursuant to a notice thereof, shareholders representing a majority of the common shares of record of New Century Resources Corporation, a Utah corporation, there being 10,501,724 shares issued and outstanding and entitled to vote (pre merger) as of the record date of the Meeting with a total of
8,374,034     shares represented at the Meeting either in person or by
proxy, voted 8,374,034     FOR with        -0- shares AGAINST, to complete a
change of domicile by means of a statutory merger, hereinafter referred to as the 'Plan of Merger", which number of shares was sufficient for the approval of stockholders to the within Plan of Merger.

EIGHTH:     There are no amendments hereby contemplated to the Articles of
Incorporation of the surviving corporation.

New Century Resources Corporation the Utah corporation ( the "'UTAH
Company"), by a resolution adopted by its Board of Directors and a majority vote of its shareholders, and New Century Resources Corporation, a Nevada corporation (the "NEVADA Company"), which has just recently been formed or the purpose of this merger and change of domicile, by a resolution adopted by its Board of Directors do hereby agree to a merger of the two corporations upon the following terms and conditions:

                                    PLAN OF MERGER

WHEREAS, the NEVADA Company has 150,000,000 shares of stock authorized in two classes as follows: 100,000,000 common shares, par value $0.001, being single class without series, of which there are -0- shares issued and outstanding; and 50,000,000 Preferred Shares, par value $0.001, the rights and preferences of which may be determined in the discretion of the Board of Directors, of which there are -0- shares issued and outstanding, as defined in
Article III of its Articles of Incorporation; and

WHEREAS, the UTAH Company has 100,000,000 shares of stock authorized in two classes as follows: 50,000,000 common shares, par value $0.001, being a single class without series of which there are 10,501,724 shares issued and outstanding (pre-merger); and, 50,000,000 Preferred Shares, par value
$0.001, the rights and preferences of which may be determined by the Board of Directors, of which there are no shares issued and outstanding, as defined in
Article IV of its Articles of Incorporation, as amended, and

WHEREAS, the principal office of the NEVADA Company in the State of Nevada is located at 1025 Ridgeview, Suite 400, Reno, Nevada, 89509, and Michael J. Morrison, Esq. is the registered agent of the NEVADA Company upon whom service of process for the NEVADA Company may be received within the State of Nevada; and

WHEREAS, the principal United States office of the UTAH Company is located at 3098 So. Highland Dr., Suite 300, Salt Lake City, Utah 84106, and Robert
J. Nielson, Esq. is the registered agent for the UTAH Company upon whom service of process for the UTAH Company may be received within the State of Utah; and WHEREAS, the Boards of Directors of the NEVADA Company and the UTAH
Company, respectively, deem it advisable and generally in the best interests of and to the advantage of the corporate parties and their respective shareholders that the UTAH Company merge with the NEVADA Company under and pursuant to the provisions of Section 78.458 et seq of the Nevada Revised
Statutes and further pursuant the applicable provisions of the Utah Revised Corporations Act; and

WHEREAS, the Shareholders of the UTAH Company have approved the merger by a majority of the outstanding shares of the UTAH Company consistent with the applicable statute under the Utah Revised Corporation Act, Section 16-10a-1101 et.seq., and further in pursuant to and consistent with its Bylaws, as follows:

The surviving corporation, as in this case, the NEVADA Company, is to be governed by the laws of the State of Nevada, but it shall comply with the applicable provisions of the Utah Revised Corporation Act, Section 16-10-1107, and file its Articles of Merger with the State of Utah so that

a) If it is to transact business in the State of Utah it will comply with the provisions of Part 15 of the Utah Revised Corporation Act;

b) it shall maintain a registered agent in the State of Utah to accept service in any proceeding to enforce any obligation or rights of dissenting shareholders, or in any proceeding based on any cause of action arising with respect to the UTAH Company, which registered office is located at 3098 So. Highland Dr., Suite 300, Salt Lake City, Utah 84106, and the name of the agent as such address is Robert J. Nielson, Esq.; and

C) it agrees that it will promptly pay to any dissenting shareholders of the UTAH Company, the amount if any to which they shall be entitled under
Part 13 of the Utah Revised Corporations Act.

NOW THEREFORE, for and in consideration of the mutual covenants contained herein, and for good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledge, the parties hereto agree as follows:

1. MERGER. The UTAH Company shall be and it hereby is merged into the NEVADA Company upon the effective date.

2. EFFECTIVE DATE. These Articles of Merger shall comply with the statutes of the Nevada Revised Statutes and become effective immediately upon the filing of the same with the office of the Secretary of State of Nevada.

3. SURVIVING CORPORATION. The NEVADA Company shall survive the merger herein contemplated and shall continue to be governed by the laws of the State of Nevada, but the separate existence of the UTAH Company shall cease forthwith upon the Effective Date.

4. AUTHORIZED CAPITAL.  The authorized capital stock of the NEVADA
Company     following the Effective Date, shall be an aggregate number of authorized shares of the capital stock of two classes being common and preferred. There are 50,000,000 Preferred Shares, par value $0.001, authorized, the rights and preferences of which may be determined at the discretion of the Board of Directors. The NEVADA Company also has 100, 000,000 common shares authorized, par value, $0.001, being a single class, without series, as defined in Article III of its Articles of Incorporation.

5.     CERTIFICATE OF INCORPORATION.  The Certificate of
Incorporation, shall be the Certificate of Incorporation of the NEVADA
Company following the effective Date unless and until the same shall be amended or repealed in accordance with the provisions thereof, and all rights or powers of whatsoever nature conferred with such Certificate of Incorporation or herein upon any shareholder or officer or director of the NEVADA Company or upon any other person whomsoever are subject to this reserve power. Such Certificate of Incorporation of the NEVADA Company is separate and apart form this Agreement of Merger and may be separately certified as the Certificate of Incorporation of the NEVADA Company.

6. BY-LAWS. The Corporate By-Laws shall be the By-Laws as adopted by the Board of Directors of the NEVADA Company following the Effective Date unless and until the same shall be amended or repealed in accordance with the provisions thereof.

7.     FURTHER ASSURANCE OF TITLE.  If at any time the NEVADA
Company shall consider or be advised that any acknowledgments or assurances in law or other similar actions are necessary or desirable in order to acknowledge or confirm in and to the NEVADA Company any right, title.- or interest in the UTAH Company held immediately prior to the Effective Date, the UTAH
Company and its proper officers and directors shall and will execute and deliver all such acknowledgments or assurances in law and do all things necessary and proper to acknowledge or confirm such right, title or interest in the NEVADA Company as shall be necessary to carry out the purposes of this Agreement of Merger with the NEVADA Company and the proper officers and directors thereof are fully authorized to take any all such action in the name of the UTAH Company or otherwise.

8.     RETIREMENT OF ORGANIZATION STOCK.  Forthwith, upon the
Effective Date, each share of Common Stock of the NEVADA Company,
presently issued and outstanding,     if any, shall be retired, and no shares
of Common Stock or any other securities of the NEVADA Company shall be issued in respect thereof.

9.     CONVERSION OF OUTSTANDING STOCK.  Forthwith upon the
Effective Date, all of the 10,501,724 common shares (pre-merger), being fully paid, issued and outstanding and authorized on the books and records of the UTAH Company, shall be converted on a basis of one to one (1:1) into one fully paid and non-assessable share of Common Stock of the NEVADA Company for each one share held of the UTAH Company (pre-merger), and each certificate nominally representing shares of Common Stock of the UTAH Company shall for all purposes be deemed to evidence ownership of shares of common stock of the NEVADA Company. The holders of such certificates of the UTAH Company shall not be required to immediately surrender the same in exchange for certificates representing shares of Common Stock of the NEVADA Company,, and, at any such time upon surrender by any holder of certificates nominally representing shares of Common Stock in the UTAH Company, the NEVADA
Company will cause to be issued therefor certificates for the shares of Common Stock of the NEVADA Company, subject to any reverse or forward splits of said stock in effect thereafter, if any.

10.     RETIREMENT OF TREASURY STOCK.  Forthwith, upon the Effective
Date, shares of Common Stock of the UTAH Company held in its Treasury, if any, on the Effective Date, shall be retired and no shares of Common Stock or other securities of the NEVADA Company shall be issued in respect therefor.

11. BOOK ENTRIES. The merger contemplated hereby shall be treated as a pooling of interests.

12.     BOARD OF DIRECTORS AND OFFICERS.  The members of the first
Board of Directors and Officers immediately after the Effective Date of the merger shall be those persons who were members of the Board of Directors and the officers, respectively, of the NEVADA Company, immediately prior to the Effective Date of the merger,, which Officers and Directors also constitute the Officers and Directors of the UTAH Company immediately prior to the Effective Date of the merger, and such persons shall serve in such capacity, respectively, for the terms provided by law or the Bylaws or until their successors are duly elected and qualified.

13. VACANCIES. If, upon the Effective Date, a vacancy shall exist in the Board of Directors or in any of the offices of the NEVADA Company as the same are specified above, such vacancy shall thereafter be filled by appointment and majority approval of the Board of Directors of the NEVADA Company in the manner provided for under Nevada law and the By-Laws of the NEVADA Company.

14. TERMINATION. This Agreement of Merger may be terminated and abandoned by action of the Board of Directors of the UTAH Company at any time prior to the Effective Date, whether before or after approval of the shareholders of the two corporate parties hereto.

15. AUTHORIZATION. This Agreement of Merger was duly authorized by a majority vote of the shareholders and Directors of the UTAH Company at a Special Meeting of the Board of Directors and a Special Meeting of the Shareholders, held on December 17, 1993, and January 21, 1994, respectively, wherein specific authorization was given for the incorporation and formation of the NEVADA Company for the purpose of changing the domicile of the UTAH Company to that of the State of Nevada, and was duly authorized by the newly formed Board of Directors of the NEVADA Company at on January 11, 1994.

IN WITNESS WHEREOF, each of the corporate parties hereto, pursuant to the authority duly granted by the Board of Directors, has caused the Articles of Merger between the UTAH Company and the NEVADA Company to be executed by its respective Secretary and President on the day of January, 1994.

the UTAH Company                                  the NEVADA Company
New Century Resources Corporation         New Century Resources Corporation

By: /s/ George Christodoulou                      By: /s/ George Christodoulou
George Christodoulou                                  George
Christodoulou

By: /s/ Chloe Papadopoulou                       By: /s/ Chloe
Papadopoulou
Chloe Papadopoulou                                  Chloe Papadopoulou

STATE OF
                    ss
COUNTY OF

     These Articles of Merger have been acknowledged before me this 24 day of January, 1994, by George Christodoulou, President, who has executed the aforementioned document on behalf of the NEVADA Company and the UTAH
Company as set forth herein.

/s/ Haralambus S Savvioss
Notary Public


Subscribed and sworn before me by Ms. Chloe Papadopoulou, who has executed the within document as Secretary/Treasurer of the NEVADA Company and the UTAH Company, this 24 day of January, 1994.

/s/ Haralambus S. Savvioss
Notary Public